                                                                   EXHIBIT 10.11

                             SFD SURVEY AGREEMENT
                             --------------------


          THIS AGREEMENT made as of the 1st day of February, 1998.


BETWEEN:


          PINNACLE OIL CANADA INC., a body corporate, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Pinnacle")


                                     -and-


          RENAISSANCE ENERGY LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Renaissance")


1.        DEFINITIONS
          -----------


          In this Agreement, unless the context otherwise requires:

     (a)  "Exploratory Drilling Prospects" means the geographic area covering an
          --------------------------------
          SFD Anomaly (including entire well spacing units in the case of an Exploratory Drilling Prospect which only partially covers a spacing unit) but shall exclude all formations above the base of the Mississippian;

     (b)  "Party" means a party to this Agreement;
          -------

     (c)  "Program Period" means the period commencing on February 23, 1998 and
          ----------------
          ending March 31, 1998;

     (d)  "Prospect Lands" means lands within Twps. 10-13, Rges. 10-17 W4M and
          ----------------
          in which Renaissance now or hereafter acquires a working interest excluding Twp. 10 Rge. 16 W4M and Twp. 10 Rge. 17 W4M;

     (e)  "Royalty Agreement" means a royalty agreement substantially in the
          -------------------
          form attached hereto as Schedule "A", which Royalty Agreement will be entered into by the Parties upon the conditions contained in clause 3(b) having been satisfied;

     (f)  "SFD Anomaly" means an anomaious geological or geophysical feature
          -------------
          which Pinnacle reasonably is of the view that the anticipated output of petroleum substances from such feature warrants the drilling of a test well;

     (g)  "SFD Technology" means stress field detector technology; and
          ----------------

     (h)  "this Agreement", "herein", "hereto", "hereof" and similar
           ---------------------------------------------
          expressions mean and refer to this SFD Survey Agreement.

2.        SCHEDULE
          --------

          Schedule "A", pertaining to the Royalty Agreement, is appended to this Agreement. Wherever any term or condition of Schedule "A" conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

3.        PROGRAM
          -------

     (a)  Pinnacle covenants to:

          (i) perform surveys over the Prospect Lands using the SFD Technology; and

          (ii) submit SFD Anomalies to Renaissance as and when identified and before the expiration of the Program Period.

     (b) Renaissance shall promptly after receipt of the SFD Anomalies from Pinnacle and their evaluation by Renaissance, advise Pinnacle of its acceptance or rejection of each of the SFD Anomalies. If Renaissance accepts an SFD Anomaly, Renaissance shall, in its sole discretion and acting reasonably, establish the Exploratory Drilling Prospect in respect of any such accepted SFD Anomaly.

     (c) If Renaissance, acting on an accepted SFD Anomaly, determines in its sole discretion to drill a test well at a location on an Exploratory Drilling Prospect to a depth below the base of the Mississippian and such test well is spudded on or before August 31, 1998 and if such well is drilled to a depth below the base of the Mississippian, Renaissance agrees to hereby reserve and grant to Pinnacle a 5% royalty in respect of the Exploratory Drilling Prospect, which royalty is to be calculated and paid in accordance with the terms and conditions set out in the Royalty Agreement and the Parties shall execute a Royalty Agreement in respect of such Exploratory Drilling Prospect.

4.        PINNACLE'S INDEMNITIES
          ----------------------

          Pinnacle shall be liable to Renaissance for and shall, in addition, indemnify Renaissance from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Renaissance which arise out of any matter or thing occurring or arising from and after the date hereof and which arise out of acts or omissions of Pinnacle in connection with the surveys by Pinnacle over the Prospect Lands using the SFD Technology, provided however that Pinnacle shall not be liable to nor be required to indemnify Renaissance in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Renaissance which arise out of acts or omissions of Renaissance.

5.        CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS
          ----------------------------------------

          Each Party shall keep confidential all information obtained from the other Party in connection with this Agreement and shall not release any information concerning this Agreement and the operations herein provided for, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent a Party at any time from furnishing information to any governmental agency or regulatory authority or to the public if required by applicable law, provided that the Parties shall advise each other and agree as to content in advance of any public statement which they propose to make and provided further that unless required by applicable law or agreed to by Renaissance, in no event shall Renaissance's name be disclosed in any public statement. If Pinnacle is required by applicable law to make a disclosure of Renassance's name it shall first and prior to any such disclosure, inform Renaissance of the requirement and provide, at Pinnacle's sole cost and expense, a reasonable opinion of Bennett Jones Verchere (which may be based on an opinion of U.S. counsel with respect to matters of U.S. law) confirming such requirement. Upon receipt of the referenced opinion and again prior to any disclosure. Renaissance shall have the opportunity and a reasonable period of time to make applications directly or as Pinnacle may reasonably arrange to the applicable regulatory authority or stock exchange to limit such disclosure. Without limiting the foregoing, if Pinnacle is required by applicable law to make a disclosure of Renaissance's name, it shall only be entitled to do so hereunder to the minimum number of times required by applicable law.

6.        AIRPLANE COSTS
          --------------

          Renaissance shall reimburse Pinnacle for 100% of all charter airplane costs and expenses actually incurred by Pinnacle hereunder during the Program Period to a maximum of $25,000.00 (Cdn).

7.        ENTIRE AGREEMENT
          ----------------

          No amendments shall be made to this Agreement unless in writing, executed by the Parties. This Agreement supersedes all other agreements, documents, writings and verbal understandings among the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

8.        GOVERNING LAW
          -------------

          This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and the laws of Canada applicable therein and shall, in every regard, be treated as a contract made in the Province of Alberta. The Parties irrevocably attorn and submit to the jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of this Agreement.

9.        ENUREMENT
          ---------

          This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and assigns.

10.       TIME OF ESSENCE
          ---------------

          Time shall be of the essence in this Agreement.

11.       TERM
          ----

          This Agreement shall terminate on the later of August 31, 1998 and the day following the completion of drilling of any test well on an Exploratory Drilling Prospect spudded on or before August 31, 1998.

12.       NO PARTNERSHIP
          --------------

          Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or association of any kind or as imposing upon any Party, any partnership duty, obligation or liability to any other Party.

13.       TRANSFERS
          ---------

          Each Party shall not transfer this Agreement or any interest, right or obligation under this Agreement without the prior written consent of the other Party.

          IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the date first above written.

PINNACLE OIL CANADA INC.                     RENAISSANCE ENERGY LTD.


Per: /s/ R. Dirk Stinson                     Per: /s/Jeff S. Lebgert
    ------------------------------               -------------------------------
    R. DIRK STINSON, PRESIDENT                       JEFF S. LEBGERT
                                                 Vice President Land & Contracts

Per:______________________________           Per:_______________________________

THE FOLLOWING 8 PAGES COMPRISE SCHEDULE "A" ATTACHED TO AND FORMING PART OF AN SFD SURVEY AGREEMENT MADE AS OF THE 1ST DAY OF FEBRUARY, 1998 BETWEEN PINNACLE OIL CANADA INC. AND RENAISSANCE ENERGY LTD.
--------------------------------------------------------------------------------

                               ROYALTY AGREEMENT
                               -----------------

          THIS AGREEMENT made as of the . day of ., 199.

BETWEEN:

          RENAISSANCE ENERGY LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Grantor")

                                     -and-

          PINNACLE OIL CANADA INC., a body corporate, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Grantee")

WHEREAS:

(A) By virtue of an SFD Survey Agreement dated February 1, 1998 between the parties hereto, Grantor has drilled a well at a location identified in an Exploratory Drilling Prospect (as defined in the SFD Survey Agreement); and

(B) The parties hereto desire to provide that from and after the Effective Time, the Royalty Lands shall be subject to the terms and provisions of this Agreement;

          NOW THEREFORE for good and valuable consideration, the parties hereto covenant and agree as follows:

1.        Interpretation
          --------------

1.1 In this Agreement, including the premises hereto, this article and Schedule "A" hereto, unless the context otherwise requires:

     (a) "Condensate" means a mixture mainly of pentanes and heavier hydrocarbons that may be contaminated with sulphur compounds, that is recovered or is recoverable at a well from an underground reservoir and that is gaseous in its virgin reservoir state but is liquid at the conditions under which its volume is measured or estimated;

     (b)  "Crown" means the Crown in Right of the Province of Alberta:

     (c) "Delivery Point" means the place where Petroleum Substances are delivered to the purchaser thereof, or as otherwise provided herein:

     (d)  "Effective Time" means the . day of ., 19.:

     (e) "Natural Gas" means a mixture containing methane, other paraffinic hydrocarbons, nitrogen, carbon dioxide, hydrogen sulphide, helium and minor impurities, or some of them, which is recovered or is recoverable at a well from an underground reservoir and which is gaseous at the conditions under which its volume is measured or estimated, inclusive of all other products (excluding Petroleum and Condensate) necessarily produced in connection therewith;

     (f)  "Overriding Royalty" means the royalty reserved to Grantee pursuant to article 2 hereof;

     (g) "Petroleum" means a mixture mainly of pentanes and heavier hydrocarbons that may be contaminated with sulphur compounds, that is recovered or is recoverable at a well from an underground reservoir and that is liquid at the conditions under which its volume is measured or estimated, but does not include Condensate;

     (h) "Petroleum Substances" means Petroleum, Natural Gas, Condensate and every other mineral or substance, or any of them;

     (i) "Royalty Lands" means the lands, zones and formations set forth and described in Schedule "A" hereto and so much thereof as from time to time remain subject to this Agreement, but only insofar as rights to the same are granted by the Title Documents;

     (j) "Title Documents" means the documents and leases by virtue of which Grantor is, now or hereafter, entitled to drill for, win, take, or remove Petroleum Substances underlying all or any part of, and includes any amendments thereto, renewals or extensions thereof and any documents of title issued therefrom or in substitution therefor.

1.2 Schedule "A" hereto is incorporated herein by reference as though contained in the body hereof. Wherever any term or condition, expressed or implied, in Schedule "A" hereto conflicts or is at variance with any term or condition in the body hereof, such term or condition in the body hereof shall prevail.

1.3 If any term or condition of this Agreement or Schedule "A" hereto, whether express or implied, conflicts with or is at variance with a term or condition in the Title Documents, then such term or condition in the Title Documents shall prevail, and this Agreement shall be deemed to be amended to the extent necessary to give effect to such term or condition in the Title Documents.

2.        Overriding Royalty
          ------------------

2.1 There is hereby reserved to and owned by Grantee, an overriding royalty of five (5%) percent of the wellhead value on that portion of Petroleum Substances attributable to the interest of Grantor in the Royalty Lands (understood by Grantor to be as set out in Schedule "A" hereto) produced, saved and marketed from each well producing from the Royalty Lands each month during the term of the Title Documents.

2.2 Grantor shall sell the Overriding Royalty share of Grantee at the same price and on the same terms as Grantor receives for its own share of such Petroleum Substances, which shall not be less than the price at which a reasonably prudent operator would dispose of such Petroleum Substances having regard to current market prices, availability of markets and economic conditions affecting the industry generally. In calculating the Overriding Royalty, Grantor may deduct before applying the percentages aforesaid all charges and costs incidental or pertaining to gathering, storing, processing, treating and transporting Petroleum Substances to the Delivery Point, in the same manner allowed by the Crown when it is lessor, without regard to any royalty holidays, cash payments, incentives, grants, waivers, exemptions, abatements and benefits of any nature whatsoever received by or available to Grantor provided that:

     (a) with respect to Petroleum and Condensate, the deductions do not exceed the actual costs incurred; and

     (b) with respect to Natural Gas, the deductions do not exceed 60% of the gross proceeds of sale of the Natural Gas.

2.3 Notwithstanding any other provision of this Agreement, Grantor shall be entitled to use, free from the obligation to deliver or pay the Overriding Royalty, such part of the Petroleum Substances as is reasonably required for and used by it in its operations upon ., including treating and preparing Petroleum Substances for market but not including injection thereof in connection with any secondary recovery operations. Any Petroleum Substances used by Grantor other than as permitted in this clause 2.3 shall be deemed to have been marketed by Grantor at the time of use for a price at which a reasonably prudent operator would dispose of such Petroleum Substances having regard to current market prices, availability of markets and economic conditions affecting the industry generally. For greater certainty, any Petroleum Substances that are not marketed or deemed to have been marketed due to shrinkage or loss shall not be subject to the Overriding Royalty.

2.4 Notwithstanding any other provision of this Agreement, if pursuant to any agreement governing operatorship of all or any part of the Royalty Lands, whether such agreement presently exists or is subsequently entered into, Grantor elects or is deemed to have elected not to participate in an operation on or in respect of all or any part of the Royalty Lands, such that Grantor is thereafter permanently or temporarily disentitled to all or any part of Grantor's working interest share of the Petroleum Substances or any of them, then, in each such instance, such Petroleum Substances shall not be subject to the Overriding Royalty during such time of disentitlement.

2.5 Any cash payment required to be paid by Grantor to Grantee in respect of the Overriding Royalty shall be made on the fortieth (40th) day following the month in which the Petroleum Substances to which such amount relates were produced and marketed from the Royalty Lands, to Grantee at its address for notices as hereinafter provided.

2.6 At the same time as the cash payment pursuant to clause 2.5 herein is due, Grantor shall forward to Grantee a written statement of Grantee's Overriding Royalty share due to it for the production in the month concerned showing production, inventories and sales; and the said statement shall be conclusive of the amount thereof unless Grantee objects thereto by notice in writing specifying the particulars of any error or deficiency therein within six
(6) months after the end of the calendar year in which the said statement was received.

2.7 Grantor shall keep and maintain in the Province of Alberta at all times during the term hereof true and accurate books, statements, records, and accounts evidencing the quantity of Petroleum Substances produced from the Royalty Lands and the disposition thereof. Grantor shall permit Grantee to inspect such records during normal business hours and to make extracts or copies thereof and at all times permit Grantee to ascertain the quantity, kind, and nature of the Petroleum Substances produced or taken from the Well and the costs associated with any such production.

2.8 Grantee may transfer or assign its Overriding Royalty in whole or part, but Grantor shall not be required to make payments to more than one party.

2.9 If Grantor transfers or assigns all or any part of its interest in the Royalty Lands, it shall continue to be bound by, observe, and perform all of the covenants and terms of this Agreement as if there had been no transfer or assignment until such time as the party acquiring such interest delivers to Grantee notice of such transfer or assignment and a written undertaking to be bound by, observe, and perform all of the covenants and terms of this Agreement then binding on Grantor insofar as they relate to the interest transferred or assigned and until Grantee consents to such transfer or assignment, which consent shall not be unreasonably withheld. Upon the giving of such consent and upon receipt by Grantee of such notice and undertaking, Grantor shall be released and discharged from any and all liability and obligations thereafter accruing under this Agreement or the Title Documents relating to the Royalty Lands, insofar as they relate to the interest so transferred or assigned.

2.10 Grantor shall be entitled to pool all or a part of the Royalty Lands with any other lands for the purposes of creating a spacing unit for production of the Petroleum Substances or to unitize all or a part of the Royalty Lands with any other lands, if such pooling or unitization becomes necessary or desirable in the opinion of Grantor. The basis and manner of such pooling or unitization, the manner of allocating pooled or unitized lands, and the contents of any agreement pertaining thereto shall be in the sole discretion and determination of Grantor, and when so determined shall be binding upon Grantee. Upon any such pooling or unitization the Overriding Royalty shall be paid on the basis of production deemed to be produced from or allocated to Royalty Lands under the plan of unitization or pooling and not upon the basis of actual production from the Royalty Lands.

3.        Rentals
          -------

3.1 As of the Effective Time, Grantor shall be responsible for the payment of all rentals, shut-in gas royalties, performance bonds, and other maintenance costs falling due with respect to the Title Documents.

4.        Taxes
          -----

4.1 Each party hereto shall be liable for all taxes and other charges levied or assessed against its interest as set out herein in the Petroleum Substances, which shall be deemed to include freehold mineral tax in respect of any Royalty Lands that are freehold, and in lieu of payment by Grantee of its share thereof Grantor may make such payment and deduct the amount thereof from any money payable by it to Grantee.

4.2 The payment on behalf of Grantee by Grantor of any tax or other charge pursuant to the provisions of clause 4.1 herein shall not in any way relieve Grantee from its obligation and responsibility to reimburse Grantor for its share of such costs.

5.        Surrender
          ---------

5.1 Grantor shall not surrender any of its interest in the Royalty Lands or that portion of the Title Documents relating thereto, in whole or in part, at any time that Grantee is receiving, or is entitled to receive, its Overriding Royalty unless Grantee consents thereto in writing, such consent not to be unreasonably withheld; provided that if Grantee does not consent as aforesaid within three (3) days of notice of Grantor's intentions, it shall be bound to accept an assignment of the entire right, title, estate, and interest of Grantor in the Royalty Lands or the portion thereof surrendered, and thereupon Grantee shall be deemed to have assumed all obligations of Grantor with respect to the interest assigned.

6.        Other Encumbrances
          ------------------

6.1 If the interest of Grantor in the Royalty Lands now or hereafter shall become encumbered by any royalty, production payment, or other charge of a similar nature, other than the royalties as set forth under the terms of the Title Documents covering such lands, such royalty, production payment, or other charge shall be charged to and paid entirely by Grantor.

7.        Notices
          -------

7.1 The addresses for service and the fax numbers of the parties hereto shall be as follows:

          Grantor -      Renaissance Energy Ltd.
                         P.O. Box 1120
                         Station "M"
                         Calgary, Alberta
                         T2P 2K9

                         Attention: Land Department
                         --------------------------
                         Fax: (403) 750-1892


          Grantee -      Pinnacle Oil Canada Inc.
                         54 Patterson Close S.W.
                         Calgary, Alberta
                         T3H 3K2

                         Attention: President
                         --------------------
                         Fax: (403) 686-8020

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

     (a) by personal service on the other party hereto at the relevant address set out above, in which case the item so served shall be deemed to have been received by that party when personally served;

     (b) by facsimile transmission to the other party hereto to the relevant fax number set out above, in which case the item so transmitted shall be deemed to have been received by that party when transmitted; or

     (c) except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to the other party hereto at the relevant address set out above, in which case the item so mailed shall be deemed to have been received by that party on that fifth day following the date of mailing.

Grantor and Grantee may from time to time change their respective addresses for service or their respective fax numbers or both by giving written notice to the other.

8.        Force Majeure
          -------------

8.1 The obligations of the parties hereto shall be suspended; and there shall be no liability for damages during the time and to the extent that any party hereto is prevented from complying with its obligations under this Agreement in part or in whole by strikes, lock-outs, acts of God or the Queen's enemies, war, blockades, riots, laws, orders, or regulations of governmental bodies or agencies, unavoidable accidents, delays in transportation, inability to obtain necessary materials in the open market, or any other cause, except financial, whether similar or dissimilar to those specifically enumerated, beyond the reasonable control of the party hereto affected. The party hereto whose obligations under this Agreement are suspended shall give notice, including reasonably full particulars, of the cause of such suspension, to the other party or parties hereto within a reasonable time after the occurrence thereof. The performance of such obligations shall begin or be resumed within a reasonable time after such cause has been removed. No party hereto shall be required against its will to settle any labour dispute.

9.        Miscellaneous
          -------------

9.1 Subject to the terms contained herein, this Agreement shall continue for the life of the Title Documents.

9.2 All terms, covenants, and conditions in this Agreement shall run with and are binding upon the Title Documents, the Royalty Lands, and the estates affected thereby until the date which is six months after the date upon which the last well drilled for and on behalf of Grantor on the Royalty Lands to a zone or formation below the base of the Mississippian is abandoned. Upon such date and without further act or action required by either Party, this Agreement shall terminate and Grantor shall be released from any and all obligations to Grantee hereunder notwithstanding any further operations which may be conducted by or on behalf of Grantor and in respect of the Royalty Lands from and after the termination date hereof.

9.3 This Agreement supersedes and replaces all previous agreements, whether written or oral, memoranda, and correspondence among the parties hereto with respect to the subject matter of this Agreement.

9.4 Should any clause, provision, or condition of this Agreement be or become illegal or unenforceable, it shall be considered separate and severable from this Agreement and the remaining provisions and conditions shall continue in full force and be binding upon the parties hereto as though the said clause, provision, or condition had never been included.

9.5 The parties hereto covenant, so long as this Agreement is in force and effect, to comply with any and all regulations and other laws with respect to anything done, or purported to be done, pursuant to this Agreement, and with respect to the operations carried out hereunder.

9.6 No waiver by any party hereto of any term of this Agreement shall take effect or be binding upon that party unless the same be expressed in writing and any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

9.7 This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, trustees, receivers, successors and assigns.

9.8       Time is of the essence of this Agreement.

9.9 This Agreement shall, in all respects, be subject to and interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and shall, in every regard, be treated as a contract made in the Province of Alberta. The parties hereto irrevocably attorn and submit to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising out of this Agreement.

9.10 This Agreement may be executed in counterpart, no one copy of which need be executed by each of the parties hereto. When copies have been executed by each of the parties hereto, all copies together shall constitute one agreement and shall be a valid and binding contract among the parties as of the date first above written.

          IN WITNESS WHEREOF THE PARTIES hereto have duly executed this Agreement as of the day and year first above written.


RENAISSANCE ENERGY LTD.                      PINNACLE OIL CANADA INC.


Per:___________________________              Per:_____________________________


Per:___________________________              Per:_____________________________

SCHEDULE "A" ATTACHED TO AND FORMING PART OF A ROYALTY AGREEMENT MADE AS OF THE
 . DAY OF . 199. BETWEEN RENAISSANCE ENERGY LTD. AND PINNACLE OIL CANADA INC.
--------------------------------------------------------------------------------

Royalty Lands
-------------

[being the Exploratory Drilling Prospect] (below base Mississippian)

Interest
--------

[to be inserted]

Title Documents
---------------

[to be inserted]